UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  October 17, 2014

PepsiCo, Inc.

(Exact Name of Registrant as Specified in Charter)

North Carolina	1-1183	13-1584302
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

700 Anderson Hill Road
Purchase, New York 10577
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (914) 253-2000

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.             Other Events.

PepsiCo Senior Notes Offering.

On October 17, 2014, PepsiCo, Inc. (“PepsiCo”) announced an offering of $500,000,000 aggregate principal amount of its 4.250% Senior Notes due 2044 (the “Notes”). Goldman, Sachs & Co., J.P. Morgan Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated were joint bookrunners for the offering of the Notes.

The public offering price of the Notes was 99.865% of the principal amount. PepsiCo received net proceeds of approximately $495 million, after deducting underwriting discounts and estimated offering expenses payable by PepsiCo. The net proceeds will be used for general corporate purposes, including the repayment of commercial paper. The Notes were offered and sold pursuant to a Terms Agreement (the “Terms Agreement”) dated October 17, 2014 (incorporating the Underwriting Agreement Standard Provisions dated October 17, 2014) among PepsiCo and the representatives of the several underwriters, under PepsiCo’s automatic shelf registration statement (the “Registration Statement”) on Form S-3 (Registration No. 333-197640), filed with the Securities and Exchange Commission (the “SEC”) on July 25, 2014. PepsiCo has filed with the SEC a prospectus supplement, dated October 17, 2014, together with the accompanying prospectus, dated July 25, 2014, relating to the offer and sale of the Notes.

The Notes were issued on October 22, 2014 pursuant to an Indenture (the “Indenture”) dated as of May 21, 2007 between PepsiCo and The Bank of New York Mellon, as Trustee. The Notes will bear interest at the rate of 4.250% per year, with interest payable on April 22 and October 22 of each year, beginning on April 22, 2015, and will mature on October 22, 2044. Prior to April 22, 2044, PepsiCo will be able to redeem some or all of the Notes at any time and from time to time at the greater of 100% of the principal amount of the Notes being redeemed and the discounted present value of such Notes, discounted at the corresponding U.S. Treasury rate plus 20 basis points. On or after April 22, 2044, PepsiCo will be able to redeem some or all of the Notes at any time and from time to time at a redemption price equal to 100% of the principal amount of the Notes being redeemed, plus accrued and unpaid interest to the date of redemption. The Notes are unsecured obligations of PepsiCo and rank equally with all of PepsiCo’s other unsecured senior indebtedness. The Indenture also contains customary event of default provisions.

The above description of the Terms Agreement, the Indenture and the Notes is qualified in its entirety by reference to the Terms Agreement, the Indenture and the form of Note. Each of the Terms Agreement and the form of the Note is incorporated by reference into the Registration Statement and is attached to this Current Report on Form 8-K as Exhibit 1.1 and Exhibit 4.1, respectively. The Board of Directors resolutions authorizing PepsiCo’s officers to establish the terms of the Notes are incorporated by reference to Exhibit 4.2 hereto. The Indenture has been incorporated by reference as Exhibit 4.3 to the Registration Statement.

Opinions regarding the legality of the Notes are incorporated by reference into the Registration Statement and are attached to this Current Report on Form 8-K as Exhibits 5.1 and 5.2; and consents relating to such incorporation of such opinions are incorporated by reference into the Registration Statement and are attached to this Current Report on Form 8-K as Exhibits 23.1 and 23.2 by reference to their inclusion within Exhibits 5.1 and 5.2, respectively.

Item 9.01.             Financial Statements and Exhibits.

(d)  Exhibits

1.1

Terms Agreement dated October 17, 2014 (incorporating the Underwriting Agreement Standard Provisions dated October 17, 2014) among PepsiCo and Goldman, Sachs & Co., J.P. Morgan Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated as representatives of the several underwriters named therein.

4.1	Form of 4.250% Senior Note due 2044.

4.2

Board of Directors Resolutions Authorizing PepsiCo’s Officers to Establish the Terms of the Notes (incorporated by reference to Exhibit 4.4 to PepsiCo’s Current Report on Form 8-K filed February 28, 2013).

5.1	Opinion of Davis Polk & Wardwell LLP.

5.2	Opinion of Womble Carlyle Sandridge & Rice, LLP.

23.1	Consent of Davis Polk & Wardwell LLP (included in Exhibit 5.1).

23.2	Consent of Womble Carlyle Sandridge & Rice, LLP (included in Exhibit 5.2).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 22, 2014	PepsiCo, Inc.

	By:	/s/ Cynthia A. Nastanski
		Name:	Cynthia A. Nastanski
		Title:	Senior Vice President, Corporate Law and Deputy Corporate Secretary

INDEX TO EXHIBITS

Exhibit Number	Description
1.1

Terms Agreement dated October 17, 2014 (incorporating the Underwriting Agreement Standard Provisions dated October 17, 2014) among PepsiCo and Goldman, Sachs & Co., J.P. Morgan Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated as representatives of the several underwriters named therein.

4.1	Form of 4.250% Senior Note due 2044.

4.2

Board of Directors Resolutions Authorizing PepsiCo’s Officers to Establish the Terms of the Notes (incorporated by reference to Exhibit 4.4 to PepsiCo’s Current Report on Form 8-K filed February 28, 2013).

5.1	Opinion of Davis Polk & Wardwell LLP.

5.2	Opinion of Womble Carlyle Sandridge & Rice, LLP.

23.1	Consent of Davis Polk & Wardwell LLP (included in Exhibit 5.1).

23.2	Consent of Womble Carlyle Sandridge & Rice, LLP (included in Exhibit 5.2).